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                                                                EXHIBIT 10.3(a)


                   SECOND AMENDMENT TO GENOMIC SOLUTIONS INC.
                             1998 STOCK OPTION PLAN

THIS SECOND AMENDMENT to the GENOMIC SOLUTIONS INC. 1998 STOCK OPTION PLAN (the "Plan") is made on March 8, 2001, but effective as of May 5, 2000.

         WHEREAS, the Plan provides that option grants to officers of Genomic Solutions Inc. (the "Company") shall not be exercisable for a period of six months from the date of grant;

         WHEREAS, this provision was included in the original version of the Plan as a safeguard to ensure compliance with Rule 16b-3 of the Rules and Regulations promulgated under the Securities and Exchange Act of 1934, as amended;

         WHEREAS, it is not necessary for option grants to officers to not be exercisable for six months, so long as the option grant is otherwise exempt under Rule 16b-3.

         WHEREAS, all option grants made by the Company are approved by a committee of solely non-employee directors and also approved and ratified by the entire board of directors, making such grants exempt from Rule 16b-3.

         WHEREAS, the Company desires to amend the Plan to provide greater flexibility in granting options while ensuring compliance with applicable securities laws.

         WHEREAS, the Board has the power and authority to amend the Plan without shareholder approval so long as shareholder approval is not required under any applicable law, including Rule 16b-3; and

         WHEREAS, shareholder approval is not required to authorize this proposed amendment.

1. Section 6.01 of the Plan is hereby deleted in its entirety and replaced with the following Section 6.01:

              6.01 POWER TO GRANT OPTIONS. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Common Stock from the Company at such price, in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding the foregoing, Options granted to Officers shall not be exercisable for a period of at least six months from the Date of Grant; provided however, that the Administrator may grant Options to Officers that vest immediately if the Grant otherwise qualifies as an exempt transaction under Rule 16b-3.

2. The terms and provisions of the Plan shall in all other regards remain in full force and effect.